EXHIBIT 25

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Rogers, Thomas K. Scallen, or Ronald L. Leckelt, and each of them, his true and lawful attorney substitution, for him and in his name, place and stead, in any and all capacities, to sign the Century Park Pictures Corporation Form 10-K, and any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any state securities commissioner, stock exchange or other regulatory body, whether governmental or industry, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                               Director        Dated:
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    Howard Golden

/s/ Bruce Lansbury             Director        Dated:
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    Bruce Lansbury

/s/ Willy Bietak               Director        Dated:
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    Willy Bietak

/s/ Philip Rogers              Director        Dated: January 29, 1996
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    Philip Rogers